UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2026

Carlyle Credit Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	814-01248	81-5320146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, Suite 3400 New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 7.01 – Regulation FD Disclosure
Carlyle Credit Solutions, Inc. (“CARS”) is filing this Current Report on Form 8-K to report that CARS, Carlyle Secured Lending, Inc. (NASDAQ: CGBD), Sixth Street Specialty Lending, Inc. (NYSE: TSLX), and Sixth Street Lending Partners have formed Structured Credit Partners JV, LLC (“SCP”). SCP will focus on investing in broadly syndicated first lien senior secured loans, financed with long-term, non-mark-to-market, and predominantly investment grade rated CLO debt. SCP will provide shareholders in the respective business development companies ("BDCs") with highly diversified exposure to actively managed corporate credit and the ability to generate enhanced risk-adjusted returns. SCP will be initially capitalized with $600 million of equity capital commitments.(1)
The formation of this joint venture underscores the power of collaboration at scale. By aggregating the CLO investment capabilities and credit expertise of the Carlyle and Sixth Street platforms, SCP will enhance diversification, expand investment flexibility, and support the generation of attractive risk‑adjusted returns for BDC shareholders. The structure is expected to be accretive to return on equity given SCP will not be charged any management or incentive fees on the underlying CLOs or charge at the joint venture level.
SCP will leverage the broader capabilities of the Carlyle and Sixth Street platforms and the extensive combined resources of two market-leading CLO managers. In aggregate, Carlyle and Sixth Street have more than 35 years of CLO management experience with more than $60 billion of current CLO assets under management across more than 130 CLO vehicles.
Each CLO will be wholly owned by SCP and managed respectively by an affiliate of Carlyle or Sixth Street, subject to oversight from SCP’s board of directors. Governance of SCP is shared equally between Carlyle and Sixth Street, with material decisions requiring unanimous approval of representatives of each member. Approximately half of the CLOs issued by SCP will be managed by Carlyle and approximately half will be managed by Sixth Street.
The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters, including with respect to the ability of SCP to provide shareholders any of the benefits described herein for SCP’s members or their respective shareholders. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections of our filings with the Securities and Exchange Commission entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any of our respective forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Item 9.01 – Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
(1) Total equity capital commitments of SCP are 25% Carlyle Secured Lending, Inc., 25% Carlyle Credit Solutions, Inc., 33% Sixth Street Specialty Lending, Inc. and 17% Sixth Street Lending Partners.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carlyle Credit Solutions, Inc.

By:	/s/ Joshua Lefkowitz
Name:	Joshua Lefkowitz
Title:	Secretary

Date: February 12, 2026